Exhibit 4.18
FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

Rights Certificate No.:	Number of Rights:
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE HEALTH BENEFITS DIRECT CORPORATION (THE “COMPANY”) PROSPECTUS, DATED ___, 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.
HEALTH BENEFITS DIRECT CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP NO.: 42220V107
SUBSCRIPTION RIGHTS CERTIFICATE
EVIDENCING SUBSCRIPTION RIGHTS TO PURCHASE
______ UNITS
SUBSCRIPTION PRICE: $1,000 PER UNIT
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2010, UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED BY HEALTH BENEFITS DIRECT CORPORATION.
REGISTERED OWNER:
     THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof, to subscribe for and purchase, at the subscription price of $1,000 (the “Subscription Price”), one “Unit”, consisting of 250 shares of Series A preferred stock, par value $0.001 per share, and a five-year warrant to purchase 5,000 additional shares of common stock, par value $0.001 per share, of the Company at an exercise price of $0.20 per share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Health Benefits Direct Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate (the “Basic Subscription Right”).
     If any of the Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Units”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for

Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Right subscribed for pursuant to the Over-Subscription Privilege, in addition to the payment due for Units purchased through your Basic Subscription Right, in accordance with the “Instructions for Use of Health Benefits Direct Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate.
     Rights evidenced by this Subscription Rights Certificate may not be transferred or sold. The subscription rights will not be listed for trading on any stock exchange or on the OTC Bulletin Board.
     IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under their corporate seals.
Dated: December ___, 2009

HEALTH BENEFITS DIRECT CORPORATION

By:
Name:	Anthony R. Verdi
Title:	Chief Financial Officer and Chief Operating Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:
Health Benefits Direct Corporation
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
Attention: Francis L. Gillan III
DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED
ABOVE WILL NOT CONSTITUTE VALID DELIVERY
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 — EXERCISE OF SUBSCRIPTION RIGHTS
     To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for Units pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional Units pursuant to your Over-Subscription Right:
(c)      Total Amount of Payment Enclosed = $___
METHOD OF PAYMENT (CHECK ONE):
☐ Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “Health Benefits Direct Corporation.” Funds paid by an uncertified check may take at least five business days to clear.
☐ Wire transfer of immediately available funds directly to the account maintained by Health Benefits Direct Corporation for purposes of accepting subscriptions in this Rights Offering (the “Subscription Account”):

Account Holder:	Health Benefits Direct Corporation
Bank:	PNC Bank
ABA #:	031000053
Account No.:	862187984

FORM 2 — DELIVERY TO DIFFERENT ADDRESS
     If you wish for the shares of our preferred stock, as well as the warrants, underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3 — SIGNATURE
     I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 — SIGNATURE GUARANTEE
This form must be completed if you have completed Form 2.
Signature Guaranteed:

(Name of Bank or Firm)
By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.